Registration No. 333-100878

As filed with the Securities and Exchange Commission on February 11, 2005

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

E–Z–EM, INC.
(Exact name of registrant as specified in its charter)

Delaware	11-199504

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1111 Marcus Avenue Lake Success, New York 11042

(Address of Principal Executive Offices) (Zip Code)

E-Z-EM, Inc. 1983 Stock Option Plan E-Z-EM, Inc. 1984 Directors and Consultants Stock Option Plan

(Full title of the plan)

Anthony A. Lombardo E–Z–EM, Inc. 1111 Marcus Avenue Lake Success, New York 11042

(Name and Address of Agent for Services)

516-333-8230

(Telephone number, including area code of Agent for Service)

Copy to: Scott M. Tayne, Esq. Davies Ward Phillips & Vineberg LLP 625 Madison Avenue, 12th Floor New York, New York 10022

DEREGISTRATION OF SECURITIES

                 On October 26, 2004, the stockholders of the Company approved the E-Z-EM, Inc. 2004 Stock and Incentive Award Plan (“2004 Plan”) and authorized for issuance thereunder (a) 350,000 shares of the Company’s common stock and an aggregate of 658,425 shares of the Company’s common stock reserved for issuance upon exercise of options available for grant under the E-Z-EM, Inc. 1983 Stock Option Plan (“1983 Plan”) and the E-Z-EM, Inc. 1984 Directors and Consultants Stock Option Plan (“1984 Plan”). Of these 658,425 shares, 576,346 are available under the 1983 Plan and 82,079 are available under the 1984 Plan. The Company does not intend to make any further option grants under either the 1983 Plan or the 1984 Plan. In accordance with Instruction E to Form S-8, Registrant is filing this Post-Effective Amendment No. 1 to deregister 658,425 shares originally registered under this Registration Statement in connection with the 1983 Plan and the 1984 Plan. The remaining shares initially registered under the Registration Statement for the 1983 Plan and the 1984 Plan, including shares that have been issued upon exercise of options and shares available for issuance upon exercise of options currently outstanding under the 1983 Plan and the 1984 Plan, as well as all shares registered under this Registration Statement for issuance under the Company’s Employee Stock Purchase Plan, remain registered under this Registration Statement.

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SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Success, State of New York, on the 11th day of February, 2005.

E–Z–EM, Inc.

By:	/s/ Anthony A. Lombardo
—————————————————————
Anthony A. Lombardo, President and Chief Executive Officer

                Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony A. Lombardo	President, Chief Executive Officer, Director (Principal Executive Officer)	February 11, 2005
——————————————
Anthony A. Lombardo

/s/ Dennis J. Curtin	Chief Financial Officer (Principal Financial & Accounting Officer)	February 11, 2005
——————————————
Dennis J. Curtin

/s/ Paul S. Echenberg	Chairman of the Board and Director	February 11, 2005
——————————————
Paul S. Echenberg

/s/ Howard S. Stern	Director	February 11, 2005
——————————————
Howard S. Stern

/s/ James L. Katz	Director	February 11, 2005
——————————————
James L. Katz

/s/ David P. Meyers	Director	February 11, 2005
——————————————
David P. Meyers

/s/ George P. Ward	Director	February 11, 2005
——————————————
George P. Ward

/s/ Robert J. Beckman	Director	February 11, 2005
——————————————
Robert J. Beckman

/s/ John T. Preston	Director	February 11, 2005
——————————————
John T. Preston

/s/ James H. Thrall, M.D.	Director	February 11, 2005
——————————————
Dr. James H. Thrall
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